UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

Cordia Bancorp Inc.

(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11730 Hull Street Road, Midlothian, Virginia 23112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 744-7576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Cordia Bancorp Inc. (the “Company”), the holding company for Bank of Virginia (the “Bank”), was held on August 11, 2016. The matters considered and voted on by the Company’s stockholders at the special meeting, and the vote of the stockholders, were as follows:

1.	The proposal to approve the Agreement and Plan of Merger, dated as of May 19, 2016, by and between the Company, the Bank, First-Citizens Bank & Trust Company and FC Merger Subsidiary I was approved by the stockholders by the following vote:

Shares of Common Stock:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,357,816	3,446	132	—

Shares of Non-Voting Common Stock:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,400,437	—	—	—

2.	The proposal to approve, on a non-binding advisory basis, the compensation that may become payable to certain executive officers of the Company in connection with the merger of the Company and First-Citizens Bank & Trust Company was approved by the stockholders by the following vote:

Shares of Common Stock:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,562,500	738,635	60,259	—

The holders of shares of the Company’s non-voting common stock were not entitled to vote on this proposal.

Item 8.01	Other Events.

On August 11, 2016, the Company and First-Citizens Bank & Trust Company issued a joint press release announcing that the Company’s stockholders had approved First-Citizens Bank & Trust Company’s pending acquisition of the Company. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Joint Press Release dated August 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDIA BANCORP INC.
(Registrant)

Date: August 15, 2016	By:	/s/ Mark A. Severson
Mark A. Severson Executive Vice President and Chief Financial Officer